Exhibit 10.1

COMPB

Adam R. Fulton

Nevada Bar No.: 11572

Logan Willson

Nevada Bar No.: 14967

JENNINGS & FULTON LTD.	CASE NO: A-25-921392-B
2580 Sorrel St.	Department 31

Las Vegas, NV 89146

Telephone: 702-979-3565

Fax: 702-362-2060

Email: afulton@jfnvlaw.com

     logan@jfnvlaw.com

Attorneys for Plaintiff

Ameriguard Security Services, Inc.

Stephen R. Hackett, Esq.

Nevada Bar No.: 5010

David B. Barney, Esq.

Nevada Bar No.: 14681

SKLAR WILLIAMS PLLC

410 South Rampart Boulevard, Suite 350

Las Vegas, Nevada 89145

Telephone: (702) 360-6000

Facsimile: (702) 360-0000

Email: shackett@sklar-law.com

    dbarney@sklar-law.com

Attorneys for Plaintiff

Lawrence Garcia

DISTRICT COURT

CLARK COUNTY, NEVADA

AMERIGUARD SECURITY SERVICES, INC., a Nevada corporation;	Case No.:
LAWRENCE GARCIA, an individual,	Dept. No.:

Plaintiffs,		COMPLAINT

vs.		ARBITRATION EXEMPTION:
Action Seeking Declaratory and
DOUGLAS ANDERSON, an individual; RUSSEL HONORE, an individual;		Equitable Relief
DOES 1 through 10, inclusive; and ROE ENTITIES I through X, inclusive,
BUSINESS COURT REQUESTED:
Defendants.		EDCR 1.61 (Claims Involving NRS
Chapters 78-92A)

Case Number: A-25-921392-B

Plaintiffs Ameriguard Security Services, Inc. and Lawrence Garcia, by and through their respective counsel of record, as and for their Complaint allege as follows:

THE PARTIES

1. Plaintiff Ameriguard Security Services, Inc. (“Ameriguard”) is, and at all times herein relevant was, a Nevada corporation.

2. Plaintiff Lawrence Garcia (“Garcia,” and together with Ameriguard, “Plaintiffs”) is, and at all times herein relevant was, an individual residing in the State of California. Garcia is the holder of approximately 82.643% of the issued and outstanding stock in Ameriguard. Garcia is also a Director of Ameriguard.

3. Defendant Douglas Anderson (“Anderson”) is, and at all times herein relevant was, an individual residing in the State of New York. Anderson was a Director of Ameriguard at times relevant to this lawsuit.

4. Defendant Russel Honore (“Honore,” and together with Anderson, “Defendants”) is, and at all times herein relevant was, an individual residing in the State of Louisiana. Honore was a Director of Ameriguard at times relevant to this lawsuit.

5. The true names and capacities, whether corporate, individual, or otherwise, of Defendant Does 1 through 10, inclusive, and Roe Entities I through X, inclusive, are unknown to Plaintiffs, who therefore sue such Defendants by fictitious names. Plaintiffs are informed and believe, and thereon allege, that each Defendant designated as a Doe and Roe Entity is legally responsible in some manner or means for the damages to Plaintiffs, as alleged herein, either through its contractual duty, conduct, or through the conduct of its agents, employees or insurers, which resulted in injury and damages to Plaintiffs as alleged herein. Plaintiffs will ask for leave of Court to amend this Complaint to insert the true names and capacities of said Defendant Does 1 through 10, inclusive, and Roe Entities I through X, inclusive, when the same have been ascertained by Plaintiffs, together with the appropriate charging allegations, and to join said Defendant(s) in this action.

JURISDICTION AND VENUE

6. This Court has jurisdiction over this matter under Nev. Const. art. VI § 6.

7. This Court also has jurisdiction and venue is properly in this Court, because the Defendants have purposefully established minimum contacts with this State, such that jurisdiction would comport with fair play and substantial justice. In particular, Defendants have minimum contacts with this District in their capacities as Directors of Ameriguard, a Nevada corporation, and by their actions complained of herein have directly harmed or threatened to harm Ameriguard, a Nevada citizen.

GENERAL ALLEGATIONS

8. Ameriguard is a publicly traded company that provides security services to governmental and quasi-governmental bodies, as well as commercial property management companies. Ameriguard is currently traded on the OTCQX market, with the ticker symbol AGSS.

9. With Garcia owing approximately 82.643% of the company, Ameriguard is able to qualify and is qualified as a disabled veteran and minority-owned company, enabling the company to qualify for certain federal and other contracting opportunities and resources.

10. At the start of 2025, Ameriguard had three Directors comprising its Board of Directors (the “Board”): Garcia, Anderson, and Honore. Garcia was the Chairman of the Board, as well as the company’s CEO and President. Anderson and Honore claim to have been on the company’s Audit Committee and Compensation Committee.

11. On or about June 12, 2025, the company’s then-CFO, Jason Bovell (“Bovell”), purported to send a Notice of Special Meeting of the Board of Directors of Ameriguard to Garcia, Anderson, and Honore, which called for an “EMERGENCY MEETING” approximately thirty minutes after the notice was sent by e-mail. Upon information and belief, Bovell sent this notice at the direction of Anderson and Honore.

12. At the meeting, which was held by Zoom, Anderson and Honore announced that they intended to vote to remove Garcia from his position as Ameriguard’s CEO. Garcia objected to the improper action, including that the meeting was not properly called and noticed under the company’s By-laws.

13. The Amended and Restated By-Laws of Ameriguard Security Services, Inc. (the “By-laws”), provide that “[s]pecial meetings of the Board of Directors may be called by the Chairman, if any, or the president.” Given that Garcia was at the time of the purported Notice of Special Meeting on June 12, 2025, and is still today both the Chairman of the Board and Ameriguard’s President, the CFO was not authorized to set a special meeting of the Board, no less upon thirty minutes’ notice. Moreover, the notice itself cited an incorrect provision of the By-laws, upon which it relied for the notice and meeting.

14. Notwithstanding Garcia’s objection to the meeting and its deficient notice, Anderson and Honore purported to remove Garcia from his position as the company’s CEO. They further stated that Anderson would be appointed as Ameriguard’s interim CEO and filed a Form 8-K regarding such purported actions.

15. Upon information and belief, the purported removal of Garcia as Ameriguard’s CEO is only a part of Anderson and Honore’s plan to take over the company and use it for their own personal gain. As part of this scheme, they have also opened bank accounts to which Garcia does not have access, and they have changed the company’s CFO and legal counsel without consulting Garcia. Anderson and Honore’s attempts to remove Garcia from the company pose a significant threat to the company’s business, as a removal of Garcia—who has been with the company for over twenty-five years—would jeopardize the company’s most profitable contracts, including those that rely on Ameriguard’s qualification as a disabled veteran and minority-owned business.

16. To address the improper meeting and actions of Anderson and Honore, Garcia delivered to them a valid Notice of a Special Meeting of the Board of Directors, in accordance with Section 3.4 of the By-laws, on June 13, 2025. The Notice called for a meeting on June 14, 2025, to be held electronically through the company’s Microsoft Teams account.

17. On June 14, 2025, when Garcia attempted to log in to the company’s Teams account for the meeting, he learned that his access to the account had been disabled. Upon information and belief, Anderson and Honore directed Ameriguard’s IT department to disable Garcia’s access to the account and prevent him from holding a meeting to challenge their actions.

18. To prevent Anderson and Honore from continuing their improper conduct, Garcia, as a shareholder of Ameriguard and majority owner of over two-thirds of the company’s stock, exercised his rights under the By-laws by removing Anderson and Honore as Directors of the company.

19. Under Section 3.6 of the By-laws, “any director or the entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.”

20. Because Garcia holds approximately 82.643% of the issued and outstanding stock, and thus the voting power of Ameriguard, such conduct was permitted and within Garcia’s rights as a shareholder with over 2/3 of the company’s voting power.

21. Section 3.2 of the By-laws provides that “vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director.”

22. Section 3.6 also provides that “[a]ny director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.”

23. After the removal of Anderson and Honore from the Board, Garcia—as Ameriguard’s sole Director—appointed Terry Slatic (“Slatic”) and Wilhelm Cashen (“Cashen”) to Ameriguard’s Board, and also as members of the company’s Audit Committee. Garcia formalized the removal of Anderson and Honore from the company’s committees, as they were no longer members of the Board.

24. Because Garcia became the sole Director of Ameriguard after the removal of Anderson and Honore as Directors, such conduct was permitted and within Garcia’s rights under the By-laws.

25. Under Section 4.4 of the By-laws, “[t]he Board of Directors shall have the right to remove, with or without cause, any officer of the Corporation.” Section 4.6 of the By-laws further provides that “[t]he Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified or until his or her removal or resignation.”

26. After Slatic and Cashen were appointed to the Board, the Board voted to remove Anderson from his claimed position as Ameriguard’s interim CEO and appointed Garcia as the company’s CEO.

27. While the purported appointment of Anderson as Ameriguard’s interim CEO was not permitted under the By-laws, the Board’s removal of Anderson—to the extent he was ever validly appointed—and re-appointment of Garcia as the company’s CEO, were valid actions taken by the Board.

28. Ameriguard and Garcia now bring this lawsuit in order to obtain a declaration of the parties’ rights regarding the matters referenced above, and to ensure that Anderson, Honore, and their agents do not further interfere with Ameriguard’s business.

FIRST CLAIM FOR RELIEF

(Declaratory Relief)

29. Plaintiffs repeat, reallege, and incorporate by this reference each and all of the allegations contained in Paragraphs 1 through 28 of this Complaint, as if fully set forth herein.

30. Under NRS 30.030, “[a]ny person . . . whose rights, status or other legal relations are affected by a statute, municipal ordinance, contract or franchise, may have determined any question of construction or validity arising under the instrument, statute, ordinance, contract or franchise and obtain a declaration of rights, status or other legal relations thereunder.”

31. A justiciable controversy exists between the Plaintiffs, on the one hand, and the Defendants, on the other hand, regarding their respective rights and obligations under the By- laws.

32. The Plaintiffs’ and the Defendants’ interests are adverse regarding this controversy, which is ripe for judicial determination because harm is likely to occur, or has already occurred, absent this Court’s adjudication of the parties’ rights.

33. Plaintiffs have a legal and protectible interest in this controversy.

34. Plaintiffs are entitled to a declaration that Garcia’s removal as Ameriguard’s CEO was invalid, as it was done in violation of the By-laws.

35. Plaintiffs are further entitled to a declaration that Anderson and Honore are no longer members of the Board, nor of any of Ameriguard’s committees.

36. Plaintiffs are further entitled to a declaration that the Board is comprised of three Directors, being Garcia, Slatic, and Cashen.

37. Plaintiffs are further entitled to a declaration that Garcia is Ameriguard’s CEO, and that Anderson—to the extent he was ever validly appointed as the company’s interim CEO— has been removed.

38. Plaintiffs have been forced to retain the services of an attorney to prosecute this matter and are entitled to recover their reasonable costs and attorneys’ fees, pursuant to Nevada law and the terms of the By-laws.

39. Plaintiffs are further entitled to recover their reasonable costs and attorneys’ fees as special damages, because such costs and attorneys’ fees were incurred as foreseeable damages arising from the Defendants’ bad faith conduct.

SECOND CLAIM FOR RELIEF

(Breach of Contract)

40. Plaintiffs repeat, reallege, and incorporate by this reference each and all of the allegations contained in Paragraphs 1 through 39 of this Complaint, as if fully set forth herein.

41. The By-laws are a valid and binding contract between Ameriguard, the company’s shareholders, and its directors.

42. Plaintiffs have performed all conditions, obligations, and covenants required under the By-laws, or have been excused from performing such conditions, obligations, and covenants.

43. Defendants breached the By-laws by purporting to hold a special meeting of the Board, for the purpose of improperly ousting Garcia and otherwise carrying out their plans to take over the company for their own profit. Defendants further breached the By-laws by preventing Garcia from holding a valid special meeting of the Board.

44. Defendants’ conduct in this regard was done in bad faith and involved intentional misconduct and/or a knowing violation of the law.

45. As a direct and proximate result of the foregoing breaches of the By-laws, Plaintiffs have been damaged in an amount to be determined at the time of trial.

46. Plaintiffs are entitled to injunctive relief, preventing Defendants from further breaching the By-laws.

47. Plaintiffs are further entitled to injunctive relief, preventing Defendants from interfering with Ameriguard’s business and affairs.

48. Plaintiffs are further entitled to injunctive relief, preventing Defendants from holding themselves out as Directors, officers, or members of any committee of Ameriguard.

49. Plaintiffs are further entitled to injunctive relief, preventing Defendants from directing any Ameriguard employees, agents, officers, contractors, or other representatives to take any action on behalf of the company.

50. Plaintiffs are further entitled to injunctive relief, requiring Defendants to return all Ameriguard property to the company, and prohibiting them from accessing confidential company property to which they would only have access as a Director or officer of the company.

51. Plaintiffs are further entitled to injunctive relief, requiring Defendants to provide the current Board members and company officers with access to all company information and accounts as may be necessary to accomplish their duties and obligations to Ameriguard.

52. Plaintiffs have been forced to retain the services of an attorney to prosecute this matter and are entitled to recover their reasonable costs and attorneys’ fees, pursuant to Nevada law and the terms of the By-laws.

53. Plaintiffs are further entitled to recover their reasonable costs and attorneys’ fees as special damages, because such costs and attorneys’ fees were incurred as foreseeable damages arising from the Defendants’ bad faith conduct.

THIRD CLAIM FOR RELIEF

(Breach of the Implied Covenant of Good Faith and Fair Dealing)

54. Plaintiffs repeat, reallege, and incorporate by this reference each and all of the allegations contained in Paragraphs 1 through 53 of this Complaint, as if fully set forth herein.

55. In Nevada, every agreement contains an implied covenant of good faith and fair dealing.

56. The By-laws contain an implied covenant of good faith and fair dealing. Therefore, Defendants owed Plaintiffs a duty to act in good faith and a duty of fair dealing in connection with the By-laws.

57. Through their actions established in the preceding Paragraphs, Defendants violated and breached their duties of good faith and fair dealing to the Plaintiffs. In particular, Defendants acted in bad faith when they attempted improperly to remove Garcia as the company’s CEO, and when they prevented Garcia from holding a special meeting in accordance with the terms of the By-laws.

58. Defendants’ conduct in this regard was done in bad faith and involved intentional misconduct and/or a knowing violation of the law.

59. As a direct and proximate result of Defendants’ conduct in this regard, Plaintiffs have been damaged in an amount to be determined at the time of trial.

60. Plaintiffs have been forced to retain the services of an attorney to prosecute this matter and are entitled to recover their reasonable costs and attorneys’ fees, pursuant to Nevada law and the terms of the By-laws.

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PRAYER FOR RELIEF

WHEREFORE, Plaintiffs pray for the following relief against the Defendants, jointly and severally, as follows:

1.             For an award of compensatory, general, incidental, and consequential damages;

2.             For declaratory relief as requested herein;

3.             For injunctive relief as requested herein;

4.             For an award of attorneys’ fees and costs, including as special damages resulting from Defendants’ bad faith conduct;

5.             For an award of prejudgment and post-judgment interest on all such amounts; and

6.             For such other and further relief as the Court deems necessary and appropriate.

Dated this 17th day of June, 2025.

JENNINGS & FULTON LTD.

/s/ Adam R. Fulton
Adam R. Fulton
Nevada Bar No.: 11572
Logan Willson
Nevada Bar No.: 14967
2580 Sorrel St.
Las Vegas, NV 89146
Attorneys for Plaintiff
Ameriguard Security Services, Inc.

SKLAR WILLIAMS PLLC

/s/ David B. Barney
Stephen R. Hackett, Esq.
Nevada Bar No.: 5010
David B. Barney, Esq.
Nevada Bar No.: 14681
410 South Rampart Blvd, Suite 350
Las Vegas, NV 89145
Attorneys for Plaintiff
Lawrence Garcia